UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2021

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 California St.

Suite 1500

San Francisco, CA 94111

Phone: (415) 439-5260

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2021, APPlife Digital Solutions, Inc. (the “Company”) entered into a non-exclusive consulting agreement (the “Agreement”) with RCB Capital (“RCB”) for assistance with obtaining financing and well as consulting and due diligence services.  Under the terms of the Agreement, the Company shall pay five percent (5%) of the total capital invested by any investors introduced to the Company by RCB to RCB’s designee, Fox Chase Capital Partners LLC.  The Agreement is for a term of twelve (12) months from the date of execution, unless terminated earlier by either party by providing the other with thirty (30) days written notice.

The foregoing information is a summary of the Agreement described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.  Readers should review the Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Exhibit NumberDescription____________________________________________

10.1Non-Exclusive Consulting Agreement dated June 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 10, 2021

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid

Matthew Reid

Principal Executive Officer